UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 4, 2015

International Western Petroleum, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-196492	46-5034746
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

5525 N. MacArthur Boulevard, Suite 280

Irving, TX 75038

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(855) 809-6900

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2015, International Western Petroleum, Inc. (the “Company”) entered into an Acquisition Agreement (the “Acquisition Agreement”) with International Western Oil Corporation (“IWO”) pursuant to which the Company acquired a 39.5% working interest in the Bend Arch Lion 1A Joint Venture (the Pittard Bend Arch White property encompassing 160 acres – State ID# 21488) (the “1A Venture”) and a 50% working interest in the Bend Arch Lion 1B Joint Venture (the Pittard Bend Arch Red property encompassing 160 acres - State ID# 13121) (the “1B Venture”) (the “Acquisition”). Both the 1A Venture and the 1B Venture are located in Coleman County, Texas. By acquiring IWO’s working interests in the 1A Venture and the 1B Venture, the Company will directly receive the share of working interest revenue (after accounting for applicable taxes, expenses, and landowner royalties) IWO was receiving prior to the Acquisition.

In consideration of the Acquisition, the Company is to pay IWO a monthly retainer equal to $22,263. IWO will operate and provide field services for the oil and gas wells in the 1A Venture and the 1B Venture because IWO is licensed by the Railroad Commission of Texas as an operator. This monthly retainer will commence in May 2015 and the amount of such retainer may be adjusted based on the future performance of the 1A Venture and the 1B Venture. In addition, as consideration for the 1A Venture working interest, the Company agreed to issue IWO 200,000 shares of the Company’s common stock and, as consideration for the 1B Venture working interest, the Company agreed to issue IWO 300,000 shares of the Company’s common stock . Under the Acquisition Agreement, these issuances will be made no later than December 31, 2015. IWO is a wholly-owned subsidiary of International Western Petroleum Corporation (“IWPO”). Benjamin Tran and Ross Ramsey are officers and significant shareholders of both the Company and IWPO. Mr. Tran currently serves as the Company’s Chairman and Secretary and Mr. Ramsey currently serves as the Company’s Chief Executive Officer, President, Chief Financial Officer and Director.

The 1A Venture property currently has four oil and gas wells. These wells have been in production since April 3, 2014. The Company’s management believes that, based on IWO’s geology analysis after actual drillings, there is a reserve of approximately 5.3 million barrels of total oil in the 1A Venture.

The 1B Venture property currently has one new oil and gas well which has recently come into full production. Since April 16, 2015, this well has had an initial production rate of 119 barrels of oil per day and 250,000 cubic feet of gas per day. The Company’s management believes that by the end of May 2015, two new oil and gas wells will be completed. Beginning in June 2015, the Company, with IWO as the operator, plans to drill three additional wells.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.01 in its entirety.

The description of the Acquisition Agreement contained in Item 1.01 and 2.01 is qualified in its entirety by reference to the actual agreement, a copy of which is filed with the Securities and Exchange Commission as an exhibit to this Form 8-K.

Item 8.01 Other Events

On April 20, 2015, IWO paid the Company One Hundred and Ninety Eight Thousand dollars ($198,000) for consulting services related to discovery of a new and proprietary completion method for oil and gas exploration that was applied to the 1B Venture.

On April 21, 2015, IWO paid the Company Three Hundred and Four Thousand dollars ($304,000) for consulting services related to the drillings of three wells in the 1B Venture.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The required audited financial statements for the Acquisition are not included in this initial report. The required audited financial statements for the Acquisition will be filed by amendment to this initial report no later than July 18, 2015 (71 calendar days after the date that this initial report needed to be filed).

(b) Pro forma financial information

The required pro forma financial information for the Acquisition is not included in this initial report. The required pro forma financial information for the Acquisition will be filed by amendment to this initial report no later than July 18, 2015 (71 calendar days after the date that this initial report needed to be filed).

(d) Exhibits

Exhibit Number	Description
2.1	Acquisition Agreement, dated May 4, 2015, by and among International Western Oil Corporation and International Western Petroleum, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

International Western Petroleum, Inc.

May 20, 2015	By:	/s/ Ross Henry Ramsey
Ross Henry Ramsey
Chief Executive Officer, President and Chief Financial Officer